UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2015

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive

Menlo Park, California 94025

 (Address of principal executive offices)

(650) 433-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As announced in a press release, dated May 26, 2015, on May 21, 2015, Asterias Biotherapeutics, Inc. (the “Company”) issued an aggregate of 5,000,000 shares of Series A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, pursuant to the exercise of all outstanding warrants to purchase Common Stock that were originally issued by it in June 2014 (the “Warrants”). The Warrants were exercised in full prior to their expiry on June 15, 2015. Each Warrant was exercisable for cash at $2.34 per share of Common Stock, resulting in gross proceeds to the Company of $11.7 million.

The shares of Common Stock issued upon exercise of the Warrants were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) under Regulation D and Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. The Company has filed a resale registration statement on Form S-3 with the Securities and Exchange Commission for purposes of registering the resale of the shares of Common Stock issued upon exercise of the Warrants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated May 26, 2015, issued by Asterias Biotherapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: May 26, 2015	By:	/s/ Robert W. Peabody Chief Financial Officer